1 DEPOSIT PROCESSING SERVICES AGREEMENT THIS DEPOSIT PROCESSING SERVICES AGREEMENT (this "Agreement") is entered into as of this 4th day of January, 2021 ("Effective Date") by and between Customers Bank ("Bank"), a Member of the Federal Reserve System with its principal place of business at 99 Bridge St., Phoenixville, PA 19460, and BM Technologies, Inc. ("BMT"), a Delaware corporation with its principal place of business at 201 King of Prussia Road, Suite 240, Radnor, PA 19087. BMT and Bank are hereinafter referred to, collectively, as the "Parties," and individually each as a "Party." RECITALS Bank is a Member of the Federal Reserve System that, among other things, offers and maintains personal deposit accounts for customers. BMT is engaged in the business of white label banking, (also known as Banking as a Service or “BaaS”) and banking platform technology (“FinTech”). Through the BaaS model, BMT partners with chartered banks and non-chartered FinTech companies to provide the technology and banking compliant infrastructure to allow partners’ employees, prospects and customers to benefit from accelerated money movement, unique rewards and incentives as well as attractive deposit products (and other financial services products), including but not limited to the servicing and delivery of personal deposit and loan accounts with customized features to such partners. The Parties desire to work together to establish and maintain Bank personal deposit accounts in connection with such customized programs offered by BMT. NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows: SECTION I DEFINITIONS 1.1 Certain Definitions. As used in this Agreement, the following terms have the definitions indicated. "Applicable Law" means all applicable federal and state statutes, regulations, judicial decisions, rules, orders and requirements, of a Regulatory Authority as such statutes, regulations, requirements, or orders, may be amended or in effect from time to time during the term of this Agreement. "BMT FinTech" means all proprietary software owned or licensed by BMT and made available to Bank pursuant to this Agreement and/or pursuant to a separate license agreement by and between the Parties, including, but not limited to, its mobile and web-based applications, user interface, data systems, databases, financial and banking processes, and related systems and processes used and operated by BMT in connection with its online banking system for retail and commercial Banking and financial services. "Card" means a debit card or other electronic access device issued by third party financial institution to a Depositor for purposes of accessing the Depositor Account. “Complaint” means an oral or written statement or inquiry from a Customer, or his or her representatives, expressing dissatisfaction about products and/or services offered by Bank and serviced by BMT, including those in conjunction with a Third-Party Provider, and regulatory correspondence, including but not limited to federal and state authorities.

2 “Complaint Log” means a report which is prepared monthly by BMT for each calendar month listing all Complaints received by BMT during the prior calendar month and the disposition of prior Complaints during the prior calendar month. The Complaint Log shall include, without limitation, the date the Complaint was received, the channel of receipt (telephone, email, specific agency such as the FDIC or Better Business Bureau), the date the Complaint was responded to, a description of the issues raised in the Complaint, and a description of the resolution of the Complaint. “Escalated Complaints” means (i) Complaints filed by, or forwarded from, any federal or state regulator; (ii) Complaints filed with any government official – federal, state or local; (iii) Complaints with specific allegations of discriminatory practices; (iv) Complaints with specific allegations suggesting the Servicer or Purchaser has engaged in an unfair, deceptive, or abusive act or practice; (v) Complaints with specific allegations of fraudulent practices, in each case, with respect to loan servicing; or (vi) Complaints alleging violations of consumer protection laws or regulations. “Depositor" means a current customer of BMT who has entered into a Depositor Agreement. "Depositor Account" means a personal deposit account that is held by Bank in the name or for the benefit of a Depositor pursuant to a Depositor Agreement. "Depositor Agreement" means the agreement that governs the relationship among Bank, BMT and a Depositor and prescribes the terms and conditions under which the related Depositor Account is established, maintained and used, and all related disclosures provided with respect thereto. "Depositor Program" means the administration and processing operation of Depositor Accounts pursuant to the Depositor Agreement. “Durbin Exempt” means financial institutions in the exempt category that have been determined to have, together with their affiliates, reported assets of less than $10 billion, and therefore are exempt from the interchange fee standards under 12 CFR Part 235. "FDIC" means the Federal Deposit Insurance Corporation or any successor entity. "Fees" means all fees and charges generated from the use of the Depositor Accounts, including any Card usage, interchange, and miscellaneous fees. "Financial Transaction(s)" means a Depositor Account transaction involving the withdrawal of funds from or the deposit of funds to a Depositor Account. "Graphic Standards" means all standards, policies, and other requirements adopted by Bank from time to time with respect to use of its Marks. “Issuer Network Assessments” means domestic assessments, cross-border volume fees, transaction processing fees, and other related fees, net of rebates and incentives, assessed by the payment card or ATM networks (or any similar entities) on Bank for providing transaction processing and other payment-related products and services. "Joint Oversight Policies" means the policies and procedures as to be agreed to by the Parties, as may be amended from time to time. "Mark" means trade names, trademarks, service marks and logos, whether or not registered.

3 "Material Adverse Effect" means a change, effect, event, or circumstance that would have, individually or in the aggregate, a material adverse change in, as the case may be, the assets, liabilities, financial position, or results of operations, prospects, or business conditions of a Party, taken as a whole. “Net Interchange Fees” means the total of all interchange revenue (net of any Issuer Network Assessments) received from payment card networks in connection with the use of Cards. "Network" means Allpoint, MasterCard, VISA, Cirrus, Plus, and/or any similar electronic payment processing system over which Financial Transactions with respect to debit, credit and prepaid cards are captured, authorized, processed, and settled. "Network Rules" means the laws and/or operating rules of any Network, as may be amended from time to time and provided to BMT in writing. "OFAC" means the U.S. Department of Treasury's Office of Foreign Assets Control. "Regulatory Authority" means any local, state, or federal agency, office, or supervising entity, or any other authority having jurisdiction over Bank or BMT, in such a manner as to impact the operations or activity being contemplated under this Agreement. "Solicitation Material" means all advertisements, brochures, applications, telemarketing scripts, point of purchase displays, packaging, television advertisements, radio advertisements, electronic web pages, electronic web links, and any other type of advertisement, marketing material, or interactive media developed, launched, or distributed for purposes of marketing or promoting a Depositor Program. "Supervisory Objection" has the meaning set forth in Section. 7.2(d). "Term" has the meaning set forth in Section 7.1. "Higher Education" means an educational institution wherein BMT offers its student refund and other disbursement services.

4 SECTION II OBLIGATIONS AND COVENANTS 2.1 General Intent. It is the intent of the Parties to offer Bank deposit accounts to potential customers through partnerships with various Higher Education clients and select white label and private marketing relationships in conjunction with other customized products and services offered by BMT. As set forth herein, BMT, on behalf of Bank, will provide setup, processing, reporting, customer care and other administrative services including, but not limited to, customer services, with respect to those Depositor Accounts, and Bank will establish and maintain the Depositor Accounts opened by such customers. 2.2 Specific Obligations of BMT. BMT shall be responsible for the following obligations in accordance with Joint Oversight Policies, Network Rules, and Applicable Law. (a) Contracts with Higher Education Clients. From time to time, BMT may enter into agreements with Higher Education clients to provide the services and products to them and/or their students, faculty, staff, alumni, and/or other related parties. As part of such agreements, and using Solicitation Materials approved by Bank, BMT shall make available to the Higher Education clients and/or their students, faculty, staff, alumni, and/or other related parties to the Depositor Program, including Depositor Accounts, BMT shall manage such relationships with the Higher Education clients on an ongoing basis and shall process any Depositor Accounts under the Depositor Program. (b) Contracts with White Label Partners. From time to time, BMT may enter into agreements with private and public companies to provide white label banking technology platform, loan and deposit account origination and other financial products and services to the partner and/or their employees, prospects and customers. As part of such agreements, and using Solicitation Materials approved by Bank, BMT shall make available the Depositor Program, including Depositor Accounts and services, BMT shall manage such relationships with the white label partners on an ongoing basis and shall process any Depositor Accounts at the discretion of its bank partners under the Depositor Program. (c) Operations of Depositor Program. BMT, directly or pursuant to contracts with third party service providers, shall provide for all necessary operations of the Depositor Program, in accordance with Schedule 2.2, including the necessary management, financial expertise, staff, and software needed to conduct the Depositor Program, excluding all Bank staff, systems, networks, utilities, software, and hardware. (d) Master Account Recordkeeping. BMT will provide the appropriate reports and supporting documentation necessary for Bank to make entries to an account established by Bank for such purpose to (i) reflect the Financial Transactions to the Depositor Accounts and (ii) maintain such necessary records to establish a Depositor Account for each individual Depositor with sufficient detail as required by Applicable Law to assist in ensuring that the Depositor Accounts qualify for FDIC insurance. (e) Verification of Customer Identity. BMT, consistent with policies and procedures that shall be developed by BMT shall be responsible for the collection and verification of such Depositor information as is necessary to (1) verify Depositor identity and complete appropriate Office of Foreign Assets Control validation and (ii) to satisfy the customer identification program requirements applicable to insured depository institutions found in 31 C.F.R. Chapter X. For the avoidance of doubt, Bank hereby acknowledges that BMT's policies and procedures in place relating to the verification of customer identity as referenced in the preceding sentence are approved as of the Effective Date. Bank shall approve, in its sole discretion all such policies and procedures. (f) Depositor Account Recordkeeping. BMT shall be responsible for the processing of all transactional activity in connection with the Depositor Accounts, including: (i) ACH and wire transfer transactions initiated at the direction of Depositors; (ii) deposits to Depositor Accounts (via ACH, mail, wire transfers, and direct credits from Higher Education clients (including disbursement funds from the Higher Education

5 clients to recipients individually identified to BMT and identified by BMT to Bank)).; and (iii) coordinating and providing support for payments made from Depositor Accounts, including payment by check, debit card, and electronic payment. (g) Check Production and Card Management. BMT shall be responsible for the following: i. arranging for the production of all checks and/or Cards provided to Depositors in connection with any Depositor Account, including the manufacturing, printing, and distribution of all checks and/or Cards including providing the Depositor Agreement related thereto, identifying third party financial institutions as. the Card issuer on each Card and the related Depositor Agreement, and including such other names and Marks as may be required to conform to Graphic Standards, Applicable Law, Joint Oversight Policies, and the Network Rules; ii. handling and distributing, or having arranged for the handling and distributing of Cards and/or checks as necessary; and iii. managing all security aspects of the Cards. (h) Document Retention. Consistent with Applicable Law, Joint Oversight Policies or Network Rules, BMT shall retain on behalf of Bank such potential Depositor's application, all supporting information and documentation, and any reports prepared therefrom, as provided by Applicable Law, the Joint Oversight Policies, and the Network Rules, and shall at all times be available to Bank in electronic form promptly upon request. (i) Compliance with Law and Regulation. BMT shall develop, implement, and maintain internal controls reasonably designed to ensure regulatory compliance at all times with Applicable Law including providing Bank with applicable fraud-related information to assist Bank with its Bank Secrecy Act/Anti- Money Laundering obligations and maintaining necessary tax documentation for Depositors (as applicable), maintaining an appropriate regulatory compliance training program, and ensuring the ongoing oversight of third parties for compliance with Applicable Law to identify areas of improvement, weaknesses, and trends that may identify non-compliance with applicable laws and/or agreed upon contracts. (j) Banking Services. Bank will act as a correspondent to enable BMT to provide banking services including wire processing services, ACH processing services, onboarding, fraud, check processing services, network BIN sponsorship services and ATM sponsorship in connection with the Depositor Program. BMT shall be responsible for all costs, fees and expenses incurred in connection with its responsibilities under this Agreement to obtain banking services through such third-party financial institutions. (k) Marketing and Advertising. BMT shall work with the Higher Education and white label clients for marketing the Depositor Program to end users, in accordance with the terms and conditions of the client agreement. In all cases, Bank will have final authority and approval for all Solicitation Materials. (l) Alternative Durbin-Exempt Banks. BMT shall use its best efforts to find alternative Durbin- Exempt banks for such Depositor Accounts as soon as practicable after the execution of this Agreement.

6 2.3 Specific Obligations of Bank. Bank shall perform the following obligations in accordance with the Joint Oversight Policies, Network Rules, the Depositor Agreement and Applicable Law: (a) Sponsorship into money movement channels. Bank will sponsor BMT into Fed, money movement, card networks and other associations necessary to enable BMT to provide services described herein to its clients and end users. If the Parties determine that it is necessary to obtain a separate routing/transit number, solely with respect to the Depositor Program, Bank shall cooperate with BMT in its efforts to transfer a routing/transit number from a third party financial institution which may include working with BMT and one or more of its existing bank partners to transfer an existing routing/transit number(s), including by entering into any required agreements to facilitate the continued use of existing routing/transit number(s) and, if necessary, obtain and maintain a separate routing/transit number in connection with the Depositor Program. (b) Deposit Insurance. Bank shall ensure that its FDIC deposit insurance remains in full force and effect so that the Depositor Account of each Depositor qualifies for FDIC deposit insurance, subject to FDIC rules and regulations, in the Depositor's individual right and capacity, either on a pass-through or direct basis. Bank shall bear all costs associated with providing this insurance. (c) Availability of Checks. Bank shall permit BMT to make payable through in connection with certain Depositor Accounts to be made available to each Depositor through BMT, with which Depositors may draw against their Depositor Accounts, and Bank shall permit these payable through check transactions when properly drawn on the Depositor Accounts based on funds available in the Depositor Accounts, all in accordance with any Depositor Agreement. (d) Availability of Cards. Bank shall sponsor BMT in accordance with Card Network rules to (i) permit the Depositor Accounts to be linked to Cards issued by a third party financial institution available to Depositors serviced by BMT allowing Depositors to execute Card transactions based on funds available in the Depositor Accounts in compliance with applicable Network Rules and (ii) permit the Card transactions made by Depositors based on funds available in the Depositor Accounts and applicable Network Rules. (e) ATM Operations. BMT is solely responsible for managing an ATM network and will ensure that network is serviced, maintained, settled and monitored in accordance industry standard practices for ATMs. Notwithstanding the foregoing, Bank shall provide the cash on deposit at appropriate levels for designated BMT ATMs at no cost to BMT. (f) Interest Expense Banking Services. Bank will bear the full costs of any interest paid to Depositors in the Depositor Program. BMT shall administrate the calculation and crediting of funds to the accounts on behalf of the bank 2.4 Compliance Obligations. Each Party shall perform its respective obligations under this Agreement pursuant to Applicable Law. Each Party shall possess and maintain at all times all licenses, permits, approvals, and registrations required by Applicable Law and the Joint Oversight Policies to perform its obligations pursuant to this Agreement. Each Party, at its own expense, shall be responsible for obtaining any and all regulatory approvals related to the transactions contemplated herein, and shall use its respective best efforts to obtain all such regulatory approvals and cooperate with the other Party to facilitate the procurement of all such regulatory approvals. 2.5 Handling of Complaints. BMT shall notify Bank of any and all complaints related to a Depositor Account received in connection with the Depositor Program from a Regulatory Authority, and shall promptly respond to and resolve such complaints as instructed by Bank. In addition, BMT shall cooperate with Bank in assessing and evaluating the frequency, nature, or underlying causes for any consumer complaints, and preventing the recurrence thereof. Each notice regarding a Depositor or third-party complaint shall include the name and

7 address of the complainant, a brief summary of the complaint, the date upon which such complaint or inquiry was received, and BMT's proposed resolution thereof. (a) Tracking Complaints. BMT shall track Complaints related to the bank. The tracking requirements of this clause (a) shall apply to all Complaints, whether received orally or in writing, including those delivered by email or other electronic media, and shall include a description of the nature of the Complaint and BMT’s response thereto. BMT shall provide Bank with a copy of the Complaint Log for each calendar month on or before the tenth (10th) day of the following calendar month. Escalated Complaints shall be reported to the Bank within two (2) Business Days of BMT being notified of such Escalated Complaint. If Bank is named in the Escalated Complaint, BMT shall notify Bank promptly after receiving such Escalated Complaint and BMT will identify in the Complaint Log which Escalated Complaints specifically name Bank. BMT shall maintain an internal procedure to ensure that all Complaints are tracked and responded to appropriately in accordance with generally accepted practices related to the deposit processing services, and shall provide Bank with evidence thereof upon request. (b) BMT Complaint Responses. With respect to each Escalated Complaint in which Bank is named, BMT shall forward each proposed response to Bank for review prior to sending the response to the Person that made the Escalated Complaint. Bank shall have three (3) Business Days from receipt of BMT’s proposed response to mutually agree upon each such proposed response with the Bank. If Bank and BMT cannot mutually agree upon a response within three (3) Business Days, then BMT may send the response to such Complaint in such form, and when, it deems necessary or appropriate. The final written response to any Complaints shall be maintained in such a manner that Complaints can be promptly identified by BMT. Without limiting any other obligations of BMT to provide responses to Complaints as provided herein, upon Bank’s request, BMT shall provide Bank with electronic copies of all final written responses to Complaints. (c) Recording and Monitoring of Servicing-Related Telephone Calls. With respect to the recording and monitoring of servicing-related telephone calls with consumers, BMT shall: i) retain recordings of such telephone calls for a period of at least one (1) year from the date on which such telephone calls were recorded; and (ii) permit Bank, upon request, to listen to a sampling of such recorded telephone calls or provide unredacted recorded calls to the bank upon request. (d) Personnel Training. BMT shall, at all times during the term of this Agreement, ensure that all personnel involved in the servicing are appropriately and currently trained in all aspects of their respective duties. • During the course of Bank’s review, Bank may request additional documentation from BMT. This information is to be gathered and provided upon request within established timeframes or within timeframes to satisfy regulatory requests. • If appropriate, Bank may request that BMT issue fee refunds and an apology letter/email to be sent to complaining consumer. All copies of documentation for the refund and the apology letter/email should be saved with the relevant complaint folder. 2.6 Approvals of Solicitation Materials. All Solicitation Materials shall be submitted to Bank in advance for Bank's prior written approval (which approval (i) may be granted or withheld in Bank's sole discretion, and (ii) shall be provided within two (2) business days) and, as necessary, the approval of any third parties. BMT shall not release, launch, or distribute any Solicitation Materials in any form without having first obtained confirmation Bank approvals. Notwithstanding the foregoing, the Parties agree that non-material changes to the approved Solicitation Materials including, but not limited to, the name of a University, the logo of such entity and related items shall not require the approval of Bank. The content of all Depositor Agreements, shall be subject to

8 Bank's prior written approval (which approval (i) may be granted or withheld in Bank's sole discretion, (ii) shall be provided within two (2) business days and (iii) may not be unreasonably withheld, conditioned or delayed) and the approval of any applicable third parties to the extent expressly required. Notwithstanding Bank's approval of the form or content of a Depositor Agreement, Bank shall have the right, in its sole and absolute discretion, from time to time, with reasonable advance notice, if possible, to require alterations to or amendments of, or provide a substitute for, the Depositor Agreement (each a "Revision" and, collectively, "Revisions") thereof in the event that (1) Bank reasonably determines that Applicable Law, Joint Oversight Policies, or Network Rules require such Revision, (ii) either Party receives any written demand or order from a court, Regulatory Authority, or a Network, mandating that such Revisions must be implemented, or (iii) either Party receives or becomes aware of an actual or threatened legal claim based upon or in any way related to the affected portion of the Depositor Program. Bank shall notify BMT in writing of any required Revisions, and, unless otherwise directed by Bank, BMT shall within the timeframe set forth by Applicable Law (i) incorporate said Revisions into such Depositor Agreement and/or Solicitation Materials as may be distributed thereafter, and (ii) distribute replacement Depositor Agreements incorporating the Revisions to all Depositors who had received prior versions of the Depositor Agreement. Bank hereby acknowledges that it approves the current version of the Deposit Agreement. 2.7 Access to BMT Reports. BMT shall provide Bank with access to all reports, and such services as Bank requests, to facilitate settlements, balance and reconcile Depositor Accounts, monitor for fraudulent Financial Transactions, comply with Bank's Bank Secrecy Act and OFAC obligations, and otherwise monitor regulatory compliance, BMT shall keep accurate, complete, and up to date records on behalf of Bank of (1) the identity of each Depositor and the steps taken to verify such identity; (ii) all charges, Financial Transactions, and fees that have been made or charged Depositor, and (iii) such other information as may from time to time be required by Bank, the Joint Oversight Policies, or Applicable Law (collectively, the "Required Records"), BMT shall retain all Required Records for a minimum time period as mandated by Applicable Law, Joint Oversight Policies or the Network Rules. All Required Records shall be accurate, and to the extent presenting financial information, kept in a manner that is consistent with accounting standards and designed to fairly present the information set forth therein. BMT shall provide Bank access to any and all Depositor Program related records, including, but not limited to, Required Records that Bank reasonably requests in connection with compliance with Bank's obligations under Applicable Law and/or Joint Oversight Policies, which policies shall substantially be consistent with Applicable Law. 2.8 Right to Audit. Bank shall have the right, at its own expense, to conduct periodic audits of BMT. Bank may select an independent third-party auditor to conduct such audits, Such audits, in Bank's and/or the auditor's discretion, may include an on-site inspection of the respective facilities and a review of documents, contracts, hardware and software systems, security systems, policies, procedures, and books and records of BMT and such third parties. Such audits may be conducted during business days upon reasonable advance notice. BMT agrees to cooperate with such audit and provide copies or access to such documents, information, and BMT personnel as reasonably necessary or helpful for the auditor to conduct such audit. In exercising its rights under this paragraph, Bank and its representatives shall take reasonable steps to avoid disruption of the business of the audited party. BMT shall provide to Bank such information as Bank may reasonably request regarding BMT and the Depositor Program, for purposes of performing a periodic due diligence and/or compliance review as permitted by Applicable Law and the Joint Oversight Policies. 2.9 Examination by Regulatory Authorities. BMT shall permit any Regulatory Authority with supervisory authority over Bank to inspect, audit, and examine the facilities, records, and personnel relating to the Depositor Program to ensure compliance with Applicable Law at any time during normal business hours upon reasonable notice. BMT shall permit any such Regulatory Authority to make abstracts of any such records directly pertaining to the subject matter of this Agreement during such an inspection, audit, or examination. 2.10 Other Agreements Not Precluded. This Agreement shall not preclude BMT from entering into similar agreements to provide deposit processing services to other banks or financial institutions, nor shall it preclude Bank from providing products or services to providers of other depositor programs generally through Bank's own

9 marketing efforts or through the marketing efforts of other third parties. BMT shall have the right to offer additional products and services to Depositors in BMT's sole discretion. Bank shall not solicit BMT's customers for any reason unless such customers were customers of Bank prior to becoming customers of BMT, Notwithstanding the foregoing, the Parties acknowledge that this Section shall not preclude general solicitations by Bank such as mass mailing, media, arid otherwise not specifically targeted at Depositors. 2.11 Joint Program Management Committee. No later than thirty (30) days after the Effective Date, each Party shall designate individuals to serve on a standing joint program management committee ("Joint Program Management Committee") which shall meet (including through participation by telephone or other electronic means) at least quarterly during the time this Agreement is in effect, at such times and places as the members of the Joint Program Management Committee shall agree. The initial members of the Joint Program Management Committee shall be designated in writing by each Party, which may change its designated individuals for the Joint Program Management Committee at, any time and from time to time. The purpose of the Joint Program Management Committee will be to review and discuss the effectiveness of the Depositor Program as a whole and the policies and procedures implemented to ensure compliance with this Agreement, Applicable Law, Joint Oversight Policies, and the Network Rules, All members of the Joint Program Management Committee shall exercise reasonable diligence and shall cooperate fully with other members of the Joint Program Management Committee in carrying out the purposes and functions of such committee. Each Party shall pay for its own expenses incurred with respect to its participation in the Joint Program Management Committee. 2.12 Joint Oversight Policies and Reporting. The Parties shall use best efforts and work together in good faith to reach an agreement on the terms of the Joint Oversight Policies and BM Reporting Requirements on, or prior to, sixty (60) days after the Effective Date, unless otherwise mutually agreed upon by the Parties.

10 SECTION III COMPENSATION 3.1 Bank Compensation. As its sole source of compensation for performance of all obligations pursuant to this Agreement, Bank shall retain any and all revenue it may generate from the investment of the funds held in the Depositor Accounts. Ancillary services required for the Depositor Program shall be included services and not generate additional compensation for Bank. 3.2 BMT Compensation. As consideration for the processing services and other services BMT is providing under this Agreement, Bank shall pay to BMT the fees as set forth on Schedule 3.2. Fees shall include, without limitation, Servicing Fees and Interchange Fees as defined in Schedule 3.2. In addition, BMT will have the right to retain all revenue generated by or from the Depositor Accounts, including, but not limited to, fees and all other miscellaneous revenues. BMT shall also retain all fees, and charges generated by its ATMs and from its payment processing services. SECTION IV REPRESENTATIONS OF BANK Bank represents and warrants as follows: 4.1 Organization, Good-Standing and Conduct of Business. Bank is a banking corporation, duly organized, validly existing and in good standing under the laws of Pennsylvania, and has full power and authority and all necessary governmental and regulatory authorization to own its properties and assets and to carry on its business as it is presently being conducted. 4.2 Corporate Authority. The execution, delivery, and performance of this Agreement have been duly authorized. No further corporate acts or proceedings on the part of Bank are required or necessary to authorize this Agreement. 4.3 Binding Effect. When executed, this Agreement will constitute a valid and legally binding obligation of Bank, enforceable against Bank in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to rights of creditors of FDIC-insured institutions or the relief of debtors generally; (ii) laws relating to the safety and soundness of depository institutions; and (iii) general principles of equity. 4.4 Non-Contravention and Defaults; No Liens. Neither the execution or delivery of this Agreement, nor the fulfillment of, or compliance with, the terms and provisions hereof, will (i) result in a material breach of the terms, conditions, or provisions of, or constitute a default under, or result in a violation of, termination of, or acceleration of the performance provided by the terms of, any agreement to which Bank is a party or by which it may be bound; (ii) violate any provision of any law, rule or regulation; or (iii) violate any provisions of Bank's Articles of Incorporation or Bylaws, 4.5 Necessary Approvals. No consent, approval, authorization, registration, or filing (excluding any such filings with the U.S. Securities and Exchange Commission) with or by any governmental authority, foreign or domestic, is required on the part of Bank in connection with the execution and delivery of this Agreement or the consummation by Bank of the transactions contemplated hereby. 4.6 Liabilities and Litigation. There are no claims, actions, suits or proceedings pending or, to Bank's knowledge; threatened against Bank, at law or in equity, before or by any Federal, state, municipal, administrative or other court, governmental department, commission, board, or agency, an adverse determination of which could have a Material Adverse Effect on the business or operations of Bank, and Bank knows of no basis

11 for any of the foregoing, There is no order, writ, injunction, or decree of any court, domestic or foreign, or any Federal or state agency affecting Bank or to which Bank is subject. 4.7 Disclosure. Neither Bank nor any principal of Bank has been subject to any administrative or enforcement proceedings commenced by any Regulatory Authority, or any restraining order, decree, injunction, or judgment in any proceeding or lawsuit, alleging fraud or deceptive practice on the part of Bank or any principal thereof For purposes of Section 4.7, the word "principal" shall include any executive officer or director of Bank. 4.8 FDIC Insurance. As of the Effective Date and during the term of this Agreement, Bank is FDIC- insured to the maximum extent permitted under Applicable Law. 4.9 Well Capitalized. As of the Effective Date and during the term of this Agreement, Bank is designated "Well Capitalized" under the Prompt Corrective Action provisions of the Federal Deposit Insurance Act and all regulations and guidelines with respect thereto. 4.10 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BANK DISCLAIMS ALL OTHER WARRANTIES, CONDITIONS, AND REPRESENTATIONS OF ANY KIND, WHETHER EXPRESSED, IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING THOSE RELATED TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON INFRINGEMENT AND THOSE ARISING OUT OF COURSE OF DEALING, USAGE, OR TRADE. SECTION V REPRESENTATIONS OF BMT BMT represents and warrants as follows as of the date hereof; 5.1 Organization, Good-Standing and Conduct of Business. BMT is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority and all necessary governmental and regulatory authorization to own its properties and assets and to carry on its business as it is presently being conducted, except where lacking authority or authorization would not have a Material Adverse Effect on BMT. 5.2 Corporate Authority. The execution, delivery, and performance of this Agreement have been duly authorized. No further corporate acts or proceedings on the part of BMT are required or necessary to authorize this Agreement. 5.3 Binding Effect. When executed, this Agreement will constitute a valid and legally binding obligation of BMT, enforceable against BMT in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to rights of creditors or the relief of debtors generally and (ii) general principles of equity. 5.4 Non-Contravention and Defaults; No Liens. Neither the execution or delivery of this Agreement, nor the fulfillment of, or compliance with, the terms and provisions hereof, will (i) result in a material breach of the terms, conditions, or provisions of, or constitute a default under, or result in a violation of, termination of or acceleration of the performance provided by the terms of, any agreement to which BMT is a party or by which it may be bound, (ii) violate any provision of any law, rule or regulation, (iii) result in the creation or imposition of any lien, charge, restriction, security interest or encumbrance of any nature whatsoever on any asset of BMT, or (iv) violate any provisions of BMT's Certificate of Incorporation or Bylaws.

12 5.5 Necessary Approvals. No consent, approval, authorization, registration, or filing (excluding any such filings with the U.S. Securities and Exchange Commission) with or by any governmental authority, foreign or domestic, is required on the part of BMT in connection with the execution and delivery of this Agreement or the consummation by BMT of the transactions contemplated hereby 5.6 Liabilities and Litigation. Except as disclosed by BMT in writing to Bank, there are no claims, actions, suits, or proceedings pending or, to BMT's knowledge, threatened against BMT, at law or in equity, before or by any Federal, state, municipal, administrative, or other court, governmental department, commission, board, or agency, an adverse determination of which could have a Material Adverse Effect on the business or operations of BMT (including its ultimate ownership of the business), and BMT knows of no basis for any of the foregoing, There is no order, writ, injunction, or decree of any court, domestic or foreign, or any Federal or state agency affecting BMT or to which BMT is subject. 5.7 Disclosure. Except as disclosed by BMT in writing to Bank, neither BMT nor any principal of BMT has been subject to any administrative or enforcement proceedings commenced by any Regulatory Authority, or any restraining order, decree, injunction, or judgment in any proceeding or lawsuit, alleging fraud or deceptive practice on the part of BMT or any principal thereof. For purposes of Section 5.7, the word "principal" shall include any executive officer or director of BMT. 5.8 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BMT DISCLAIMS ALL OTHER. WARRANTIES, CONDITIONS, AND REPRESENTATIONS OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING THOSE RELATED TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON- INFRINGEMENT AND THOSE ARISING OUT OF COURSE OF DEALING, USAGE, OR TRADE. SECTION VI CONFIDENTIALITY; DATA PROTECTION; INTELLECTUAL PROPERTY 6.1 General. It is expected that the Parties will disclose to each other certain information, which may be considered confidential or proprietary ("Confidential Information"), and each Party recognizes the value and importance of the protection of the other's Confidential Information. 6.2 Confidential Information. Confidential Information owned solely by one Party and disclosed to the other Party shall remain solely the property of the disclosing Party, and its confidentiality shall be maintained and protected by the other Party with at least the same effort used to protect such other Party's own confidential information of a similar nature. Except to the extent required by this Agreement, each Party agrees not to duplicate in any manner the other's Confidential Information or to disclose it to any third party or to any of their employees not having a need to know for purposes of this Agreement, Each Party further agrees not to use the other's Confidential Information for any purpose other than the implementation of this Agreement. This confidentiality provision extends to all information (whether oral, written, electronic, or otherwise) provided by either Party (the "Disclosing Party") to the other Party (the "Receiving Party") pursuant hereto. Confidential Information includes, without limitation, software, data, prototypes, design plans, drawings, financial information, or other business and/or technical information, whether disclosed before or after the date of this Agreement. In addition, without limitation, and any provision to the contrary in this Agreement notwithstanding, the names of, and any and all information regarding the Depositor Accounts or other accounts belonging to, Depositors and potential Depositors is, and for all purposes shall be deemed to be, Confidential Information belonging to both Parties as permitted by Applicable Law, subject to Bank's rights to use such information according to the terms of this Agreement. Except as otherwise provided herein, Confidential Information shall not include (i) information that is now in the public domain, or that later enters the public domain, through no action of the Receiving Party in violation of this Agreement or of any third party in violation of a duty owed to the Disclosing Party, (ii) information that the Receiving Party can demonstrate was already in its possession at the time of its disclosure hereunder, and that was

13 not acquired, directly or indirectly, from the Disclosing Party on a confidential basis, (iii) information independently developed by the Receiving Party without reference to, or the use of, any Confidential Information, or (iv) information that is lawfully received from sources other than the Disclosing Party under circumstances not involving a breach of any confidentiality obligation. The Parties hereby acknowledge that BMT may elect to request confidential treatment of certain provisions of this Agreement from the Securities and Exchange Commission including, but not limited to, the pricing related provisions and exhibits as permitted by law and that the Parties will cooperate in order to effect such request. Each Receiving Party shall hold Information received by it in the strictest of confidence and shall not disclose it to any person or entity, other than the Receiving Party's officers, directors, employees, third party service providers, agents, consultants and legal advisors (collectively, "Representatives"), without the Disclosing Party's prior written consent, the Receiving Party shall share Confidential Information received hereunder only with those of its Representatives as are reasonably necessary to enable the Receiving Party to accomplish the purposes of this Agreement, and then only after advising such Representatives of the requirements of this Section and obtaining their agreement to abide herewith as if they were original parties hereto. The Receiving Party shall be responsible for any breach of this Agreement by its Representatives. 6.3 Ownership of Confidential Information. All Confidential Information and all documents, diskettes, tapes, procedural manuals, guides, specifications, plans, drawings, designs and similar materials, lists of present, past, or prospective customers, BMT proposals, invitations to submit proposals, price lists and data relating to the pricing of products and services, records, notebooks, and all other materials containing Confidential Information or information about concepts or ideas developed by or for a Disclosing Party (including all copies and reproductions thereof) that come into a Receiving Party's possession or control, whether prepared by the Disclosing Party or others: (I) are the property of the Disclosing Party, and (ii) shall not be used by the Receiving Party in any way other than in connection with fulfilling the purposes of this Agreement. 6.4 Return of Confidential Information. Upon the written request of a Disclosing Party, which may be made at any time or from time to time, a Receiving Party shall, and/or shall cause its Representatives to, promptly return or (at the Receiving Party’s election) destroy all Confidential Information provided by the Disclosing Party. The Receiving Party is allowed to retain a copy of such information for such period of time necessary to comply with its record retention policy, Applicable Law or Network Rules, In such cases, the obligation to treat such information as confidential shall remain until such information may be destroyed in accordance with the applicable policy or rule. In the event of such written request by a Disclosing Party, all documents, analyses, studies, or other materials prepared by the Receiving Party or its Representatives that contain or reflect Confidential Information shall be forwarded to the Disclosing Party and no copies thereof shall be retained except as may otherwise be required to be retained pursuant to Applicable Law. Notwithstanding the foregoing, the Parties agree that (i) BMT owns and control any and all documents, Confidential Information, and similar non-bank related information obtained through its relationships with Higher Education clients as well as the BMT FinTech and shall not be required to return or destroy such information and (ii) both Parties shall have the right to retain a copy of transaction history documents of the Depositors. 6.5 Required Disclosures. Should a Receiving Party learn that it or its Representatives may, or will, be legally compelled to disclose Confidential Information (whether by interrogatories, subpoenas, civil investigative demands, or otherwise) provided by a Disclosing Party hereunder, or should a Receiving Party or its Representatives be requested to disclose such Confidential Information by a governmental authority or agency, the Receiving Party shall promptly notify the Disclosing Party to the extent such notice is not prohibited by Applicable Law. In addition, the Receiving Party shall inform the Disclosing Party of any developments with respect to such compulsion or request. When time is of the essence, the Receiving Party may provide notice or updates orally, but must follow these communications with written summaries. The Receiving Party shall reasonably cooperate with the Disclosing Party to enable the Disclosing Party to obtain a protective order or other similar relief. If, in the opinion of legal

14 counsel and in the absence of a protective order or waiver by the Disclosing Party of compliance with this Section VI, the Receiving Party and/or its Representatives are legally compelled to disclose Confidential Information, the Receiving Party and/or such Representatives shall disclose only so much of the Confidential Information as is legally required. In any such event, the Receiving Party shall use its good faith efforts to ensure that any Confidential Information so disclosed is accorded confidential treatment to the greatest extent possible. Notwithstanding any provision to the contrary, each Party agrees and acknowledges that the other Party is permitted to announce the execution of this Agreement and file this Agreement with the U.S. Securities and Exchange Commission along with any subsequent amendments to this Agreement as required by Applicable Law. 6.6 Injunctive Relief. Each Party acknowledges that remedies at law may be inadequate to protect the other against actual or threatened breach of the provisions of this Section. Without prejudice to any other rights and remedies available to a Party hereunder, each Receiving Party hereby consents to the granting of injunctive relief in the Disclosing Party's favor, without proof of actual damages, in. the event of an actual or threatened breach hereof with respect to Confidential Information provided by such Disclosing Party. 6.7 Consumer Information and Program Security. Each Party acknowledges that Applicable Law, including but not limited to the Gramm-Leach Bliley Act of 1999, as amended, and the regulations promulgated thereunder (the Act and the regulations, collectively, the "GLB Act") impose certain obligations on financial institutions with respect to the confidentiality of customer data (collectively, 'Protected 'Information"). Regardless of whether BMT and/or its Representatives are otherwise subject to the GLB Act, Bank and BMT and each of their respective Representatives shall fully comply with all requirements of the GLB Act or applicable state laws with respect to any Protected Information received or accessed in connection with the Program, has implemented, and shall continue to implement, support, and maintain, commercially reasonable security measures to secure against unauthorized access and/or damage to Depositor information and other Protected Information (collectively, the "Security Measures"). 6.8 Written Policies. BMT shall provide Bank with copies of written policies of BMT regarding the safeguarding the security of Protected Information promptly upon Bank's request, In addition to any other Security Measure, BMT and Bank shall maintain an Identity Theft Prevention Program (the "IDTP") designed to detect, prevent, and mitigate identity theft in connection with the Depositor Program. The IDTP shall be designed to comply with the provisions of Applicable Law and the Joint Oversight Policies, including, but not limited to, the federal banking agencies' Interagency Guidelines on Identity Theft Detection, Prevention, and Mitigation, 12 C.F.R. Part 30, App. B. 6.9 Breach. Subject to the terms below regarding breaches with respect to Protected Information, BMT and Bank agree to promptly notify the other Party by telephone as soon as possible after verification in the event either of them becomes aware of any intrusion, security breach, unauthorized access to, or disclosure or use of any Protected Information that materially affects the security and integrity of such Protected Information and promptly inform the affected Party of the nature of the security breach, material incursion, or intrusion, what Protected Information has been or may be compromised, and the extent, if any, that such Protected Information has been or may be compromised. In such a case, BMT or Bank, as applicable, will provide an appropriate response in consultation with the other Party, which may include notification of Depositors and/or law enforcement. BMT or Bank, as applicable, shall keep the other Party informed of the corrective measures taken and the time for completing such corrective measures: 6.10 Disaster Recovery. Each Party shall prepare and maintain appropriate disaster recovery, business resumption, and contingency plans in compliance with Applicable Law, and reasonably acceptable to the other Party. Such plans shall be sufficient to enable the Party to promptly resume the performance of its obligations hereunder in the event of a natural disaster, destruction of such Party's facilities or operations, utility or communication failures, or similar interruptions of operations, or of any necessary third party, Each Party shall make available to the other

15 information related to its disaster recovery, business resumption and contingency plans, as well as making available any material changes thereto. Each Party shall regularly test disaster recovery, business resumption, and contingency plans as it deems reasonably appropriate and prudent in light of the nature and scope of the respective Party's activities and operations and its obligations hereunder. Such testing shall be conducted no less frequently than once per calendar year, and each Party shall promptly provide the other Party with the results thereof upon request, 6.11 Intellectual Property Ownership and Licenses. (a) Except for the licenses and other rights set forth in this Agreement or set forth in a separate software license agreement by and between the Parties, each Party retains all right, title, and interest in and to the intellectual property rights owned by it, and neither Party is granted any right, title, or interest in or to the other Party's intellectual property rights. (b) In connection with the Depositor Program, either Party (the "Licensor") may grant the other (the "Licensee") a non-exclusive, limited, royalty free license to use and reproduce certain Marks owned by the Licensor to the extent necessary to enable the Licensee to perform its obligations in accordance with this Agreement. The Licensee shall only use such Marks (i) in a manner that will not dilute the value of such Mark, and (ii) in strict compliance with Applicable Laws, Joint Oversight Policies, Network Rules, and this Agreement. Any license granted hereunder shall be subject to any applicable usage and style guides or limitations as from time to time provided by the Licensor. Except as specifically set forth in this Subsection, no right, title, license, or interest in any Marks shall be granted to the Licensee or shall be deemed to have been acquired by the Licensee by virtue of this Agreement. Prior to using a Mark licensed hereunder, the Licensee shall provide written notice to the Licensor (a "Use Notice") setting forth exemplars of the intended design and a description of the intended use. Within five (5) calendar days of receipt of a Use Notice, Licensor shall either approve the design and allow use, or identify the reason for withholding its approval. In the event that use is not approved, the Parties shall cooperate to find an acceptable design and/or use. Licensee may not sublicense any use of the Marks of Licensor without the prior written consent of Licensor in each instance, Any use of the Marks by Licensee (or any permitted sub-licensee) and any goodwill associated therewith shall inure to the benefit of Licensor. SECTION VII TERM AND TERMINATION 7.1 Term. This Agreement shall be in full force and effect beginning on the Effective Date and shall continue in effect until December 31, 2022. After December 31, 2022 this Agreement shall renew automatically for additional three (3) year terms unless either Party gives written notice of non-renewal 180 days prior to the expiration of the then-current term; provided, however that this Agreement may be terminated prior to the end of the initial term or any such renewal term as set forth in Section 7.2 ("Term"). 7.2 Termination. This Agreement may be terminated prior to the end of a Term under the following circumstances: (a) at any time upon the written agreement of the Parties, specifying a mutually agreed upon termination date; (b) by either Party upon the material breach by the other Party of any covenant or provision required to be performed by it hereunder, if (i) a plan to cure such breach is not provided by the breaching Party to the nonbreaching Party within thirty (30) days after receipt of written notice of such a breach from the nonbreaching Party; (ii) such plan is provided by the breaching Party, but the breach is not thereafter cured in accordance with such plan within sixty (60) additional days following the submission of the plan to the

16 nonbreaching Party; and (iii) in either case, following the expiration of the initial thirty (30) day period if (i) applies, or following the expiration of the additional sixty (60) day period if (ii) applies, the nonbreaching Party shall have elected to terminate this Agreement by sending to the Party in breach a written notice of termination, which notice shall specify the date upon which the termination shall take effect; (c) by either Party in, the event of a Supervisory Objection (as defined below) that, after going through the process described below, in either Party's good faith judgment requires such Party to terminate its obligations under this Agreement, such Party may terminate this Agreement upon sixty (60) days written notice to the other Party or such shorter notice as may be required by a Regulatory Authority; provided, however, that in the event either Party becomes aware of a Supervisory Objection, such Party shall, as soon as reasonably practicable and prior to any termination by it of this Agreement, (i) provide the other Party, to the extent permitted by Applicable Law, with a written certification from an officer of the Party summarizing such Supervisory Objection and (ii) with the reasonable cooperation of such other Party, use its reasonable best efforts to respond to and challenge any such Supervisory Objection, including, if necessary, proposing and implementing mutually agreed upon modifications to the Depositor Program that will satisfy the Regulatory Authority. If the Parties cannot address the Regulatory Authority's concerns to its satisfaction or the expenses associated in connection with implementing modifications necessary to satisfy the Regulatory Authority will result in extreme economic hardship to either Party, this Agreement may be terminated in accordance with the foregoing. As used herein, "Supervisory Objection" means (i) an objection raised by an employee of a Regulatory Authority having the designation of examiner-in- charge or higher and having supervisory authority over a Party that expresses the Regulatory Authority's opinion, in writing, that one or more provisions of this Agreement or the Depositor Program constitutes a material violation of Applicable Law, is unsafe or unsound, or is otherwise unfair, deceptive, or abusive, (ii) any cease-and-desist or other similar formal order of a Regulatory Authority or (iii) changes in the written treatment of Applicable Law by a Regulatory Authority; (d) by BMT, upon 90 days' written notice, (i) if it obtains approvals to open or acquire a financial institution and desires to transfer Depositor Accounts to such institution, or (ii) if BMT experiences a change of control, in which 50% or more of its capital stock changes ownership. 7.3 Effect of Termination or Expiration. In the event of termination or expiration of this Agreement by any Party: (a) Any amounts due and owing from one Party to the other shall be promptly paid in full; and (b) Sections I, III (to the extent payment obligations remain outstanding), IV, V, VI, 7.3, XVIII, IX, X, XI and XII shall survive such termination and provided further, that any termination hereof shall not preclude any Party hereto from recovering any legal or equitable damages or relief to which it is entitled. SECTION VIII TRANSFER OF DEPOSITOR ACCOUNTS 8.1 Transfer of Deposits. Upon the date of termination or expiration of this Agreement as provided in Section 7.1 or 7.2 of this Agreement or upon 180 days' written request by BMT, Bank shall transfer the Depositor Accounts to an institution designated by BMT (the "Transfer"), subject to the requirements of Applicable Law, the Depositor Agreement and any other applicable requirements. Any required approvals shall be obtained as

17 soon as practicable following the date notice of termination is given; provided, however, notwithstanding anything in this Agreement to the contrary, Bank's obligation to maintain the Depositor Accounts as provided in this Agreement shall not terminate until any necessary approvals have been obtained. As part of the Transfer, Bank shall, to the extent permitted or considered necessary or appropriate, transfer any BINs, routing numbers and other related identifiers used in connection with the Depositor Accounts, and deliver any and all applicable information, account opening contracts and the like. The Parties shall cooperate with each other on the issuance of necessary notices to Depositors and on all other matters necessary or appropriate to a legal and efficient Transfer. Bank shall use best efforts to assist with the Transfer. Until the Transfer is complete, Bank shall continue to provide all services under this Agreement if requested to do so by BMT, unless otherwise directed by a Regulatory Authority. 8.2 Closing Deliveries and Documents. Upon the consummation of the Transfer, the Parties shall deliver to each other such documents as are typical for such a transfer, including contracts and officer's certificates, appropriate adjustments for returned and uncollected items shall be made, as appropriate, on a post-closing basis. 8.3 Certain Transfer Matters. Upon the Transfer, BMT or its designee shall be responsible for completing Forms 1099 and other tax reporting forms, if applicable, for Depositors who were set up in connection with the Depositor Program, and other similar customer-related matters. SECTION IX INSURANCE 9.1 General Liability Coverage. BMT shall, at its sole expense, obtain and maintain throughout the Term, policies of commercial general liability insurance which may include umbrella insurance, including contractual liability, having such terms and such limits as are reasonably required by Bank from time to time, but in any event an aggregate limit of not less than Ten Million Dollars ($10,000,000), and a per occurrence limit of not less than Ten Million Dollars ($10,000,000). 9.2 Policy Requirements. Each insurance policy required of BMT as set forth in 9.1 above shall (i) name Bank as an additional insured, (ii) by its terms, be considered primary and noncontributory with respect to any other insurance carried by Bank, and (iii) be issued by an insurer having an A.M. Best's Key Rating Guide rating of A-IX or better. All insurance limits required hereunder may be met through a combination of primary and umbrella/excess policies, BMT agrees to give Bank thirty (30) days' prior written notice that such policy has been canceled or materially changed. 9.3 No Limitation of Liability. Neither the issuance of any insurance policy required hereunder, nor the minimum levels of insurance coverage required herein, shall serve to limit any liability otherwise accruing to BMT hereunder or in connection with the Depositor Program. SECTION X INDEMNIFICATION 10.1 Indemnification by Bank. Bank shall indemnify and defend BMT and its parent, subsidiaries and affiliates, and its and their respective officers, directors, employees, and permitted assigns, against any direct losses or expenses arising from any legal action, claim, demand, or proceedings brought against any of them as a result of (a) any act of gross negligence, willful misconduct, or intentional tort on the part of Bank or its agents, officers, or employees; (b) any alleged or actual material breach by Bank of this Agreement; or (c) the authorized access and use by BMT of any Marks of Bank provided, however, Bank shall not be liable for any loss, claim, damage, or liability with respect to which BMT is obligated to indemnify Bank pursuant to Section 10.2.

18 10.2 Indemnification by BMT. Excluding those situations in which Bank is obligated to indemnify and defend BMT under the provisions of Subsection 10.1, BMT shall indemnify and defend Bank and its parent, subsidiaries and affiliates, and its and their respective officers, directors, employees, and permitted assigns, against any losses or expenses, direct, including regulatory claims and fines, arising from (a) the gross negligence, willful misconduct, or intentional tort on the part of BMT or its agents, officers, or employees; or (b) any alleged or actual material breach of this Agreement. 10.3 Indemnification Procedure. If either Party (the "Indemnified Party") becomes aware of any matter which may give rise to a claim for indemnification ("Indemnification Claim") against the other Party (the "Indemnifying Party"), the Indemnified Party shall promptly notify the Indemnifying Party in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is materially prejudiced thereby. The Indemnifying Party will have the right to assume the defense of the third-party claim with counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party in such proceeding, and shall pay the fees and disbursements of such counsel related to such proceeding, so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within thirty (30) days after the Indemnified Party has given notice of the indemnification claim that the Indemnifying Party will indemnify the Indemnified Party in accordance with this Section, and (ii) the Indemnifying Party conducts the defense of the third-party claim actively and diligently. The Indemnified Party also may retain its own separate co-counsel at its sole cost and expense and participate in the defense of the claim. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party (i) if such settlement involves any form of relief other than the payment of money or any finding or admission of any violation of any law, regulation or order or any of the rights of any person or has any adverse effect on any other indemnification claims that have been or may be made against the Indemnified Party or (ii) if such settlement involves only the payment of money, unless it includes an unconditional release of such Indemnified Party of all liability on claims that are the subject of such proceeding. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any Loss by reason of such settlement or judgment. The Indemnified Party may assume control of the defense of any claim if (A) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend or provide indemnification with respect to such claim, (B) the Indemnified Party determines in good faith that there is a reasonable likelihood that an indemnification claim would materially and adversely affect it or any other indemnitees other than as a result of monetary damages that would be fully reimbursed by an Indemnifying Party under this Agreement, or (C) the Indemnifying Party refuses or falls to timely assume the defense of such indemnification claim. SECTION XI LIMITATION OF LIABILITY 11.1 THE AGGREGATE CUMULATIVE LIABILITY OF EACH PARTY WITH RESPECT TO THE OTHER PARTY FOR ANY LOSS OR DAMAGE ARISING OUT OF OR RELATED TO THIS AGREEMENT WITH RESPECT TO CLAIMS RELATING TO EVENTS DURING THE TERM OF THIS AGREEMENT SHALL NOT UNDER ANY CIRCUMSTANCES EXCEED FIVE MILLION DOLLARS ($5,000,000). 11.2 NOTWITHSTANDING ANY OTHER PROVISION N THIS AGREEMENT, NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER PARTY FOR ANY INDIRECT, EXEMPLARY, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS, BUSINESS INTERRUPTION, OR LOST DATA) HOWEVER CAUSED AND, WHETHER IN CONTRACT, TORT, OR UNDER ANY OTHER THEORY OF LIABILITY, WHETHER OR NOT THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

19 11.3 NOTWITHSTANDING ANYTHING TN THIS AGREEMENT TO THE CONTRARY, THE LIMITATIONS OF LIABILITY SET FORTH IN THIS ARTICLE 11, INCLUDING, WITHOUT LIMITATION, THE MONETARY LIMITATION SET FORTH ABOVE, SHALL NOT APPLY TO ANY CLAIMS ARISING OR RESULTING FROM (A) A PARTY'S BREACH OF CONFIDENTIALITY OBLIGATIONS SET FORTH N SECTION VI; (B) INDEMNIFICATION OBLIGATIONS SET FORTH IN ARTICLE X; OR (C) A PARTY'S FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. SECTION XII MISCELLANEOUS PROVISIONS 12.1 Cooperation and Access. The Parties shall reasonably cooperate in order to effect the transaction contemplated herein. The Parties hereby agree to provide the other with full and complete access to their respective operations to the extent relating to the transactions contemplated herein and all matters related thereto. 12.2 Arbitration. Any dispute arising under this Agreement shall be referred to and resolved by arbitration in the Commonwealth of Pennsylvania, in accordance with the rules of the American Arbitration Association, by a panel of three arbitrators, one of whom shall be selected by BMT, one of whom shall be selected by Bank, and the third of whom shall be selected by the arbitrators selected by BMT and Bank, A determination made in accordance with such rules shall be delivered in writing to the Parties hereto and shall be final and binding and conclusive upon them. Each Party shall pay its own legal, accounting, and other fees and expenses in connection with such an arbitration; provided, however, that the arbitrators may award arbitration costs, including legal, auditing, and other fees and expenses to the prevailing party in the arbitration proceeding if the arbitrators determine that such an award is appropriate, 12.3 Relationship of Parties. BMT and all of its agents and employees shall be considered independent contractors of Bank, and the Parties shall take such action as may be reasonably necessary to ensure such treatment, Bank shall at no time have any right or interest in the agreement(s) between BMT and the Higher Education clients and shall have no rights with respect to BMT customers except those rights which derive from the Depositor Agreements or from other contracts or relationships having no relation to the Depositor Program. 12.4 Entire Agreement. This Agreement contains the entire agreement of the Parties with respect to the subject matter contained herein and there are no agreements, warranties, covenants, or undertakings, other than those expressly set forth herein. BMT and Bank may enter into additional agreement for other products through separate agreements or amendments hereto. 12.5 Assignment. Neither this Agreement nor any of the rights or obligations under this Agreement, may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any Party hereto without the prior written consent of the other Party hereto, and any such assignment without such prior written consent shall be null and void; provided, however, a Party may assign any or all of its rights and obligations under this Agreement to any of its Affiliates, but only to the extent that such assignment would not result in an impairment of the other Party’s rights under this Agreement; and provided, further, that a Party may, without the prior written consent of the other Party, assign all or any portion of its rights and obligations under this Agreement to an affiliate or subsidiary. Subject to the preceding sentence, this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the Parties hereto and their permitted successors and assigns. No assignment shall relieve the assigning Party of any of its obligations hereunder. For the purposes of this Agreement, "affiliate" is a person who is controlled by or is under the common control of a Party, "control" being presumptively shown by a majority ownership and/or voting interest. 12.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Pennsylvania without regard to its conflict of laws rules.

20 12.7 Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the Parties. Any term, provision, or condition of this Agreement (other than that required by law) may be waived in writing at any time by the Party which is entitled to the benefits thereof. 12.8 Force Majeure. Neither Party shall be deemed to be in default hereunder or liable for any losses arising out of the failure, delay or interruption of its performance of obligations under this Agreement due to any act of God, act of terrorism, act of public enemy, war, riot, flood, civil commotion, insurrection, severe weather conditions, or any other cause beyond that Party's reasonable control. 12.9 Interpretation. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement. 12.10 Notice. Any notice to be given hereunder to the other Party, including any notice of a change of address, shall be in writing and shall be deemed validly given if (a) delivered personally or (b) sent by express delivery service, registered or certified mail, postage prepaid, return receipt requested or (c) sent by facsimile or email, as follows: All such notices shall be deemed given on the date of actual receipt by the addressee if delivered personally, on the date of deposit with the express delivery service or the postal authorities if sent in either such manner, on the date the facsimile or email is sent if sent in such manner, and on the date of actual receipt by the addressee if delivered in any other manner. Notwithstanding the foregoing, each Party shall provide the other Party with a pre- notification of its intent to provide a notice hereunder, including, but not limited to, a notice of termination, two (2) business days prior to the notice so that the parties can use reasonable efforts to coordinate any necessary public disclosure of information. 12.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. END OF PAGE NEXT PAGE IS SIGNATURE PAGE

21 IN WITNESS WHEREOF, this Deposit Processing Services Agreement is executed by the Parties’ authorized officers or representatives and shall be effective as of the Effective Date. BM Technologies, Inc. (BMT) Customers Bank (BANK) By: /s/ Luvleen Sidhu By: /s/ Richard Ehst Name: Luvleen Sidhu Name: Richard Ehst Title: Chief Executive Officer Title: President and Chief Executive Officer Date: January 4, 2021 Date: January 4, 2021

22 SCHEDULE 2.2 BMT DUTIES 1. BMT shall administer the Program and provide the banking type services subject to and in accordance with the Agreement and Applicable Law. 2. Approval of Prospective Customers. BMT shall use best efforts, based on mutually agreed upon criteria, to approve prospective Customers that are existing customers of Bank to participate in the Program. (a) Applications. BMT shall process all complete Customer Account applications from prospective Customers. BMT shall be responsible for making all decisions, within guidelines provided by Bank, regarding the approval of Customer Account applications. Bank acknowledges that BMT has the authority to approve applications and establish Customer Accounts. (b) Service Lines. BMT shall use standards in connection with the Program that are at least as favorable as the standards used by BMT in connection with BMT’s customers and with other programs administered or operated by BMT with respect to establishing available products and services and, to the extent applicable, the amount of such products and services, for prospective Customers. 3. Service Level Agreements. BMT shall provide and administer the Program and the banking related services in accordance with agreed upon service levels. BMT represents and warrants that such service levels are at least as favorable as the service level agreements by which BMT abides in connection with BMT’s customers and to which BMT agrees in connection with other programs administered or operated by BMT. 4. BMT Reporting Requirements. BMT shall track the metrics as may be requested by Bank from time to time and shall provide to Bank the agreed upon reports that may change from time to time, including any raw data (except for personally identifiable information) requested by Bank, in a form acceptable to Bank and at an agreed upon frequency. 5. Risk and Fraud Management. BMT shall be responsible for establishing a program to monitor and reduce risk and fraud in connection with the Program. 6. Inactive Account Closures. BMT will implement an account closure process that is consistent with Applicable Law and industry best practices to manage fraud losses. Each of BMT and Bank acknowledge and agree that this process may change from time to time upon mutual agreement of the Parties. 7. Core Account Management and Services. BMT shall provide core Customer Account management and services as further described in this Section 7. (a) General. (i) BMT shall obtain any and all information and data from Customers necessary to provide the banking type services in a manner that is secure and that will enable the movement of funds, in United States dollars, within the payment card networks and the ACH

23 network between and among accounts at BMTs and credit unions that are chartered in the United States. BMT shall be responsible for proper accounting of all transactional activity through the Customer Accounts, including: (i) ACH and wire transfer transactions initiated at the direction of Customers; (ii) deposits to Customer Accounts (via ACH, mail, wire transfers, remote deposit capture, and direct credits from Bank); and (iii) coordinating and providing support for payments made from Customer Accounts, including payment by check and electronic payments. All such transactional activity shall be conducted in compliance with Applicable Law and the National Automated Clearing House Association (“NACHA”) Operating Rules and the NACHA Guidelines. (ii) BMT shall provide or otherwise facilitate electronic bill payment functionality in connection with the Program. (iii) BMT shall provide or otherwise facilitate remote check deposit services and processing via a clearing network in connection with the Program. (iv) BMT shall provide or otherwise facilitate ATM access for Customers, as mutually agreed by Bank and BMT. (v) BMT shall provide Bank with the ability to instantly fund Customer Accounts in accordance with industry standards. (vi) BMT shall service Customer Accounts and Cards and shall provide any and all related services in connection therewith, including, without limitation, direct and indirect Customer support related to banking type services in accordance with the Service Levels in Exhibit C. (vii) At Bank’s request and expense, BMT shall provide account incentive activity (such as special interest rates, and promotional deposits) and any other reasonable activity as may be requested and mutually agreed by the Parties from time to time. (viii) BMT shall oversee third party relationships to ensure regulatory compliance at all times with Applicable Law to identify areas of improvement, weaknesses, and trends that may identify non-compliance with applicable laws and/or agreed upon contracts. (b) Payment Card Networks. (i) BMT shall maintain, at all times, its status as a participant and member in the payment card networks as necessary and appropriate to properly administer the Program and provide the banking related services, including, without limitation, one of Visa and/or Mastercard dual message networks. Bank, in its discretion, may select which payment card network(s) Bank wishes to use in connection with the Program. (ii) BMT shall issue Cards enabled on the payment card networks selected by Bank to Customers in accordance with the rules of the payment card networks. BMT shall produce all Cards issued to Customers in connection with any Customer Account, subject to Bank’s approval and in accordance with the payment card network rules and requirements. (iii) BMT shall be responsible for: (1) decisioning all Card authorizations initiated by Customers based on the funds available in such Customer Account; (2) maintaining and

24 managing all Cards, both prior to and after the issuance of, such Cards; and (3) managing all aspects of security in connection with such Cards, including allowing Customers to select and change their password identification numbers (“PINs”) from time to time; in each case, in accordance with the payment card network rules and requirements. (iv) BMT shall be responsible for managing any and all aspects of Card activity in connection with any Customer Account, including for authorizing, clearing, and settling transactions in connection with the Program and for compliance with the payment card network rules and requirements. 8. BMT Provision of Back Office Support. BMT shall provide full back-office operations, systems, and administrative support in connection with the Program in accordance with commercially reasonable standards or as otherwise agreed by the Parties. 9. BMT shall be responsible for maintaining procedures for the collection of appropriate identifying information of each new Customer upon the establishment of a Customer Account and the verification of such information collected within a reasonable time thereafter as required by Applicable Law. Such procedures shall be designed to comply with the requirements of the federal Bank Secrecy Act, the federal USA PATRIOT Act, any regulations adopted pursuant to such acts, as well as applicable regulations of the Office of Foreign Assets Control. 10. Digital Services. BMT shall develop and maintain a digital Banking platform (the “Digital Banking Platform”) in accordance with the technical specifications (as mutually agreed by the Parties in connection with the Program, and in accordance with Exhibit F. (a) The Digital Banking Platform shall be developed and maintained to function across multiple digital and mobile platforms and shall include, at a minimum, (i) an online Banking offering (the “Online Offering”) and (ii) a mobile banking offering (the “Mobile Offering”). Bank reserves the right, in its sole discretion, to select the set of products and features offered by the BMT (the “Product and Feature Set”) that shall be developed and maintained in connection with the Digital Banking Platform and to change, from time to time, the Product and Feature Set described in Exhibit F offered to Customers. Bank may integrate third-party services into the Digital Banking Platform; provided, that, such integration is permitted by Applicable Law and is consistent with commercially reasonable security standards. (b) BMT agrees that, in connection with the Online Offering and the Mobile Offering, BMT shall make available, on a non-discriminatory basis, and implement any and all software, applications, specification standards, software development kits, application programming interfaces, and any related documentation to Bank and/or to any third-party service providers designated by Bank. BMT shall be responsible for managing and implementing any and all aspects of the interfaces in connection with the Online Offering and the Mobile Offering and the payment card networks. BMT shall be obligated to provide the information and materials required pursuant to this Subsection (b) regardless of whether Bank’s Product and Feature Set could compete with any of BMT’s then-current Product and Feature Sets or future Product and Feature Sets. For the avoidance of doubt, BMT shall be under no obligation to provide Bank with BMT’s source code. (c) BMT agrees that, in connection with the Online Offering and the Mobile Offering, BMT shall develop and maintain a mobile application to be used in connection with the Program (the “Mobile Application”) in accordance with the design specifications provided by Bank. BMT further agrees that the Mobile Application shall be made available to Customers through multiple

25 mobile application stores, including, without limitation, Google Play, the App Store (iOS), the Kindle Store, and the like. BMT shall develop and maintain the capabilities necessary to provision Cards to any and all mobile wallets designated by Bank from time to time, including, without limitation, Apple Pay, Android Pay, Samsung Pay, and the like (collectively, the “Mobile Wallets”). BMT shall develop and maintain integration into the Mobile Wallets, as agreed upon by all parties, to enable a Customer to use the Mobile Wallets to access funds immediately upon activating and funding a Customer Account. BMT shall deliver to Customers the initial Card credentials, including the sixteen (16) digit Card number, the expiration date of the Card, and the cardholder verification value associated with the Card (collectively, the “Initial Card Credentials”) to enable the Customer to use the Initial Card Credentials immediately in connection with the Online Offering and the Mobile Offering. BMT shall ensure that Customers can use the Initial Card Credentials immediately through the use of Mobile Wallets or through the use of a digital display of the Initial Card Credentials (d) The Parties shall develop, implement and maintain the customer activation process (the “Customer Activation Process”) for new Customers. The Customer Activation Process may be updated or amended from time to time upon mutual agreement by the Parties. The Parties further agree that they will jointly work to develop a method by which they may leverage existing data, in a secure manner, held by Bank to pre-qualify prospective T- Mobile Customers for participation in the Program. 11. BMT will annually obtain and deliver to Bank, at BMT’s sole expense, a Statement on Standards Attestation Engagement (SSAE) No. 16 Service Organization Controls (SOC) No.1 Type II, the international equivalent (ISAE 3204 Type II report), or an industry equivalent report agreed to by Bank for any services performed or outsourced by BMT that are financially relevant to Bank (including, without limitation, transaction processing or data-center management). The scope of any report will include control testing of both BMT’s and any third party’s information technology systems and any material reports provided to Bank and will cover at least a six (6) month period of the calendar year in which the report is issued. A full copy of the annual SSAE 16 SOC1 Type II or industry equivalent report will be provided to Bank no later than November 30 of each calendar year. In response to an inquiry from Bank (not more than quarterly), a representative from BMT will provide a bridge letter indicating that there have not been any material changes in the internal controls described in the most recent SOC1 Type II report since it was issued or any significant deficiencies in the design or effectiveness of BMT’s internal controls and procedures that would require any corrective action.

26 SCHEDULE 3.2 FEES I. Monthly Servicing and Net Interest Margin Sharing Fees. Bank will pay BMT the following monthly servicing fees and net interest margin sharing fees (collectively referred to herein as the “Servicing Fees”): (i) 150 basis points for deposit servicing set forth in Schedule 2.2; and (ii) 150 basis points for net interest margin sharing; in each case to be calculated based upon average monthly balances for all deposit accounts generated for Bank by BMT; provided, however, that the net interest margin fee will be reduced if the total direct annualized interest cost of BMT serviced Depositor Accounts for Bank exceeds 30 basis points. If the total direct annualized interest cost of BMT serviced Depositor Accounts for Bank exceeds 30 basis points, the net interest margin sharing fee will be reduced by any incremental cost in excess of 30 basis points. The Servicing Fees shall be calculated and paid by Bank to BMT monthly and in accordance with all applicable legal, regulatory, and accounting principles. Bank will bear all uninsured fraud-related losses incurred on the deposit accounts owned by Bank and serviced by BMT on behalf of Bank; BMT will bear all losses related to Reg-E disputes. Eighty percent (80%) of estimated quarterly Servicing Fees shall be paid by the Bank to BMT in advance, with final payment due within fifteen (15) days of the last day of each quarter, or as otherwise agreed by both Parties. II. Interchange Fees. Bank will pay BMT the following interchange fees (“Interchange Fees”): (i) an amount equal to all debit card interchange revenues on demand deposit accounts generated by BMT for Bank; and (ii) the difference between Durbin Exempt and Durbin regulated interchange revenues on such accounts. BMT will calculate the Net Interchange Fees at the Durbin Exempt rates as of the Effective Date and invoice the Bank the Durbin Exemption amount. Beginning on the first day of each calendar month following the Effective Date, and every calendar month thereafter, BMT shall be permitted to re-set the Durbin Exempt rates based on data from one or more major financial card services companies that collect such data (for example, but not by way of limitation, Mastercard or NYCE) or published rates from key partners. Methodology to determine Durbin Exempt rates will be established and back tested to ensure an acceptable level of accuracy and such methodology will be agreed on by both Parties. Eighty percent (80%) of the estimated quarterly difference between Durbin Exempt and Durbin regulated interchange revenues shall be paid by the Bank to BMT in advance, with final payment due within fifteen (15) days of the last day of each quarter, or as otherwise agreed by both Parties.